UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 240.14a-12

AIRBORNE, INC.

(Name of Registrant)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

Cover Letter Information

CONTACT:  For information regarding this proxy statement/filing, please call David C. Anderson, Secretary at (206) 281-1005 or write to 3101 Western Avenue, P.O. Box 662, Seattle, Washington 98111.

AIRBORNE, INC.
3101 Western Avenue, P. O. Box 662
Seattle, Washington 98111

SUPPLEMENT
TO
PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS

TO BE HELD APRIL 30, 2002

General Information

On or about March 22, 2002 a Proxy Statement and Proxy Card was mailed to shareholders of record as of the close of business on February 19, 2002 in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Airborne, Inc., a Delaware corporation, (the “Company”) for use at the Annual Meeting of Shareholders to be held at The Sheraton Hotel, 1400 Sixth Avenue, Seattle, Washington at 10:00 a.m., Seattle time on April 30, 2002.

This Supplement to Proxy Statement, which will be first mailed to shareholders on or about April 16, 2002, is furnished in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting of Shareholders of the Company with respect to two additional Shareholder Proposals which are contained herein.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the Annual Meeting or by executing another proxy dated as of a later date.

Shareholders of record at the close of business on February 19, 2002 will be entitled to vote on the Additional Shareholder Proposals at the Annual Meeting on the basis of one vote for each share held. On February 19, 2002, there were 48,277,110 shares of Common Stock outstanding (exclusive of 3,234,526 treasury shares).

PROPOSAL 5
SHAREHOLDER PROPOSAL ON POISON PILLS.
ADOPT TOPIC THAT WON 71% OF YES-NO VOTE IN 2001

Shareholders request that our Board of Directors seek shareholder approval prior to adopting any poison pill and also redeem or terminate any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting.

Public records show that this proposal topic won more than 71% yes-no vote at the 2001 annual meeting and that Airborne attempted to exclude this proposal from shareholder vote in 2001 when it was submitted by this same proponent. John Chevedden, Redondo Beach, Calif.

Negative Effects of Poison Pills on Shareholder Value

A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits.

Source: Office of the Chief Economist, Securities and Exchange Commission, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

Additional Support for this Proposal Topic

•	Pills adversely affect shareholder value.

Power and Accountability
Nell Minow and Robert Monks

•	The Council of Institutional Investors

www.cii.org/ciicentral/policies.htm & www.cii.org
recommends shareholder approval of all poison pills.

•	Airborne is 66%-owned by institutional investors.

Institutional Investor Support for Shareholder Vote

Many institutional investors believe poison pills should be voted on by shareholders. A poison pill can insulate management at the expense of shareholders. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate. A shareholder vote on poison pills can avoid an unbalanced concentration of power in our directors at the expense of the vast majority of shareholders.

Institutional Investor Support is High-Caliber Support

This proposal topic has significant institutional support. Shareholder right to vote on poison pill proposals won a 57% average yes-vote from shareholders at 26 major companies in 2000.

Institutional investor support is high-caliber support. Institutional investors have the advantage of a specialized staff and resources, long-term focus, fiduciary duty and independent perspective to thoroughly study the issues involved in this proposal topic.

The Council of Institutional Investors recommends that companies act on majority of yes-no shareholder votes. This proposal well exceeded a majority of yes-no votes with a 71% margin in 2001. This result is similar to additional yes-no votes at our company in 2001:

Annual Election of Each Director	75%
Confidential Voting	68%

Address the fusion of our management’s entrenchment devices

The fusion of Airborne’s poison pill and 3-years between election for each director entrenches management and lessens management’s incentive to improve company performance. This combination is a formidable management barrier against potentially profitable offers for our stock.

Shareholder Vote Precedent Set by Other Companies

In recent years, various companies have been willing to redeem poison pills or at least allow shareholders to have a meaningful vote on whether a poison pill should remain in force. Our company should do so as well.

In the interest of shareholder value vote yes:

SHAREHOLDER VOTE ON POISON PILLS
YES ON 5

BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
AGAINST PROPOSAL 5.

On February 5, 2002 the Board terminated the Company’s existing Rights Agreement between the Company and The Bank of New York (“Rights Plan”). The Company subsequently filed the appropriate documents with the Securities and Exchange Commission evidencing such termination. Payment of the redemption price for the rights outstanding under the Rights Plan will be made to the shareholders entitled thereto on May 28, 2002. Accordingly, the Company does not have a poison pill in effect at this time.

The Board believes that the Directors—as the elected representatives of the Company’s shareholders—are responsible to ensure that the Company continues to adhere to sound governance policies and practices for the benefit of all shareholders. Insofar as the proposal purports to restrict future actions, we believe it is ill advised and dangerous for corporate governance matters to be decided by public referendum in the abstract when the decision could obligate the Company to pursue a course of action in the future without allowing the Board to engage in a thoughtful analysis of the proposal at that time. In fact, limiting the Company’s freedom of action in the future runs directly counter to the fiduciary standards the Board is obligated to uphold. Circumstances could arise in the future in which the adoption of a new rights plan would be an important tool for protecting the interests of the shareholders in compliance with the fiduciary duties of the Board. Requiring shareholder approval prior to the adoption of a rights plan could impede the ability of the Board to use such a plan for the benefit of shareholders when circumstances warrant. Rights plans are designed to strengthen the ability of a board of directors, in the exercise of its fiduciary duties, to maximize shareholder value and protect shareholders from unfair and abusive takeover tactics.

The Board continually assesses its governance practices. From time to time, based on that review, the Board takes actions it believes will further enhance the interests of shareholders, as evidenced by the recent termination of the Rights Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
AGAINST PROPOSAL 5.

PROPOSAL 6
SHAREHOLDER PROPOSAL ON FREE AND CONFIDENTIAL SHAREHOLDER VOTING.
THIS TOPIC WON 68% YES-NO VOTE FROM ABF SHAREHOLDERS IN 2001

Shareholders request that the Board of Directors take the steps necessary to adopt a policy of confidential voting at all shareholder meetings. This includes the following provisions:

1.
The voting of all proxies, consents or authorizations will be secret. No such document shall be available for examination, nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Company’s state of incorporation; and

2.	Independent election inspectors shall conduct the receipt, certification and tabulation of such votes.

Confidential voting can enhance shareholder value:

1.
Shareholders would feel free to question or challenge management nominees and positions on specific ballot items if they are protected by a confidential ballot box. This is especially important for professional money managers whose business relationships can be jeopardized by their voting positions.

2.	Shareholder input can be encouraged when votes are confidential.

Airborne shareholders passed this topic in 2001

CalPERS, a $150 billion pension fund, considers it important for directors to act to adopt proposals passed by shareholders. CalPERS has used a policy to withhold votes regarding directors at the next election after directors fail to act on proposals that shareholders pass. (This proposal is not a recommendation to vote according to the CalPERS policy.)

Institutional Investor support of this topic is high-caliber support

This proposal topic won significant institutional support at the 2001 annual meeting. Institutional investors own an impressive 63% majority of Airborne stock. Institutional investor support is high-caliber support. Many institutional investors have the advantage of a specialized staff and with specialized resources, long-term focus, fiduciary duty obligations and independent perspective to thoroughly study the issues involved in this proposal topic.

Double Standard at Airborne?

When Airborne directors accept shareholder votes for their own election in their own self-interest, the same directors should arguably give equal value to shareholder votes for other ballot items.

Dubious Distinction

By not acting to adopt this proposal the directors arguably have the dubious distinction of not commanding the full support of shareholders on a key rule at the highest level of the company.

Status of company response to 2001 shareholder vote

Our management was asked to advise the status of the company efforts to research, study and take steps to enact this shareholder proposal topic. The company did not [timely] respond and had no explanation. Company efforts could include:

1.	Discussions with or polling of the company’s institutional investors.

2.	Consulting with respected independent proxy analysts.

The vast majority of major companies have already adopted confidential voting and we believe that is time for Airborne to do the same.

CONFIDENTIAL SHAREHOLDER VOTING
YES ON 6

BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
AGAINST PROPOSAL 6.

The Company has adopted confidential voting and a policy requiring independent inspectors of election. As stated in the proxy materials sent to the Company’s shareholders on or about March 22, 2002,

It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific shareholder on any matter submitted for a vote of shareholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) when a shareholder expressly requests such disclosure, and (c) in a contested proxy solicitation.

Proxies and ballots will be received and tabulated by the Company’s transfer agent, an independent entity that is not affiliated with the Company. The inspectors of election also will be independent of the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

The Board adopted the foregoing policy at its February 5, 2002 meeting after the shareholder vote taken at the Annual Meeting of Shareholders on April 24, 2001.

In adopting the Company’s confidential voting policy, the Board viewed the language in the shareholder proposal as too restrictive on when shareholder votes may be disclosed. Therefore, the Company chose to adopt a policy that included voting disclosure criteria more closely aligned with the Company’s business needs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE AGAINST PROPOSAL 6.

SOLICITATION OF PROXIES

The Supplemental Proxy Card accompanying this Supplemental Proxy Statement is solicited by the Board of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet.

SHAREHOLDERS OF AIRBORNE, INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENTAL PROXY MATERIALS AND ANY OTHER RELEVANT MATERIALS FILED BY AIRBORNE, INC. WITH THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT AIRBORNE, INC. AND THE ANNUAL MEETING. THE DEFINITIVE PROXY STATEMENT, SUPPLEMENTAL PROXY MATERIALS AND ANY OTHER DOCUMENTS FILED BY AIRBORNE, INC. WITH THE SEC MAY BE OBTAINED FREE OF CHARGE AT THE SEC’S WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENTAL PROXY MATERIALS AND ANY OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO MATTERS TO BE ACTED ON AT THE ANNUAL MEETING.

If you have any questions or require any additional information or assistance or wish a copy of the Company’s annual report, please call David C. Anderson, the Secretary of the Company, at (206) 281-1005, or send a request to him at 3101 Western Avenue, P. O. Box 662, Seattle, Washington 98116.

DATED: April 16, 2002
Seattle, Washington

AIRBORNE, INC
3101 Western Avenue, P.O. Box 662, Seattle, WA 98111

SUPPLEMENTAL PROXY

This Supplemental Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard M. Rosenberg, William Swindells and Robert S. Cline as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated below, all the shares of Common Stock of Airborne, Inc. (the “Company”) held of record by the undersigned on February 19, 2002, at the annual meeting of shareholders to be held April 30, 2002, or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Except as otherwise directed, this proxy will be voted AGAINST the shareholder proposal with respect to poison pills and AGAINST the shareholder proposal with respect to confidential voting.

Continued, and to be signed and dated on reverse side.

AIRBORNE, INC.
P.O. BOX 11249
NEW YORK, N.Y. 10203-0249

ê    DETACH PROXY CARD HERE    ê

☐	Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue Ink.

1. To approve the shareholder proposal with respect to poison pills. DIRECTORS RECOMMENDATIONS: AGAINST	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve the shareholder proposal with respect to confidential voting. DIRECTOR RECOMMENDATION: AGAINST	☐	☐	☐

To change your address, please mark this box.	☐

SCAN LINE

Please sign as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here